STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

June 4, 2008

Job Number
C20080605-0125

Corporation Number
C31353-2004

Filing Description
Stock Split

Document Filing Number
20080382893-53

Date/Time of Filing
June 4, 2008 02:46:14 PM

Corporation Name
INTELBAHN INC.

Resident Agent

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080382893-53
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/04/2008 2:46 PM
	Entity Number C31353-2004

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Intelbahn Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

2,250,000,000 common shares with a par value of $0.001
10,000,000 preferred shares with a par value of $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

4,500,000,000 common shares with a par value of $0.001
20,000,000 preferred shares with a par value of $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The Corporation shall issue two (2) shares of stock for every one (1) share of stock issued and outstanding immediately prior to the effective date of the forward split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued.

7. Effective date of filing (optional): 6/12/08

(must not be later than 90 days after the certificate is filed)

8. Officer Signature: X ______________ President, Treasurer and Direct

Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.